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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                          ________________________

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported): March 16, 2000


                             ACTUATE CORPORATION
           (Exact name of registrant as specified in its charter)


         Delaware                       0-24607              94-3193197
------------------------------          -------              ----------
(State or other jurisdiction          (Commission         (I.R.S. Employer
     of incorporation)               File Number)       Identification No.)


        701 Gateway Boulevard, South San Francisco, California 94080 (Address of principal executive offices, including zip code)

     Registrant's telephone number, including area code:  (650) 837-2000
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Item 2.   Acquisition or Disposition of Assets
          ------------------------------------

          Actuate Corporation ("Actuate"), a Delaware corporation, acquired all the assets of EnterpriseSoft, a sole proprietorship, in exchange for cash and shares of Actuate Common Stock (the "Exchange"). The Exchange was accomplished pursuant to the terms of an Asset Purchase Agreement (attached as Exhibit 2.1
                                                                  -----------
hereto), dated March 16, 2000 (the "Purchase Agreement"), by and between Actuate and EnterpriseSoft. The terms of the Purchase Agreement reflected the arm's-length negotiations among the parties.

          Pursuant to the terms of the Purchase Agreement, all the assets of EnterpriseSoft, which included certain intellectual property and computer equipment, were exchanged for 100,000 shares of Actuate Common Stock and $2,450,000 from the Company's cash account. The computer equipment acquired was used in the development of software and Actuate intends to use such equipment in the same manner. Under the terms of the Purchase Agreement, approximately ten percent (10%) of the aggregate consideration to be received by EnterpriseSoft was placed in an escrow account with Greater Bay Trust Company as security for the agreement of the Owners to indemnify Actuate for certain contingencies.


Item 7.   Financial Statements and Exhibits.

          (a) The Registrant is not required to file the financial statements of EnterpriseSoft.

          (b) The Registrant is not required to file pro forma financial information in connection with the acquisition.

          (c)  Exhibits:

           Exhibit   Description
           -------   -----------
           2.1       Form of Purchase Agreement dated March 16, 2000, by and
                     between Actuate Corporation and EnterpriseSoft.
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                                 SIGNATURES
                                 ----------

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              Actuate Corporation


Date:  March 27, 2000         /s/  William P. Garvey
                              ----------------------
                              William P. Garvey
                              Secretary